Exhibit 10.1

FIRST AMENDMENT TO THE

SUSSER HOLDINGS CORPORATION

2006 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the Susser Holdings Corporation 2006 Equity Incentive Plan (the “Plan”), is hereby adopted as of May 26, 2010 by Susser Holdings Corporation (the “Company”). Terms used but not defined herein shall have the meanings given such terms in the Plan.

WHEREAS, the Company maintains the Plan for the purposes set forth therein; and

WHEREAS, the Board of Directors approved, subject to approval by the Company’s shareholders, an amendment to the Plan to permit a one-time option exchange program for employees and executive officers holding specified options (the “Amendment”); and

WHEREAS, the Company’s shareholders voted in favor of the Amendment at the Company’s annual meeting on May 26, 2010.

NOW, THEREFORE, the Plan is hereby amended, effective as of May 26, 2010, by adding a new sub-section (k) to Section 5 of the Plan, as follows:

“(k) One-Time Option Re-Pricing Program. Notwithstanding any other provision of the Plan to the contrary, the compensation committee may provide for, and the Company may implement, a one-time-only Option exchange program for Option holders other than members of the Company’s Board of Directors and the Company’s Chief Executive Officer, pursuant to which outstanding Options with exercise prices equal to or exceeding $13.92 may, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of exchange consideration with substantially the same fair market value as the tendered Options consisting of (i) an Option covering a lesser number of Shares and with an exercise price no less than the closing price of the Company’s common stock on the date such Option is granted and (ii) Shares of Restricted Stock, provided that any executive officer participating in such exchange shall receive only Options, and not Shares of Restricted Stock, and that such option exchange offer is commenced prior to December 31, 2010.”

All other provisions of the Plan shall remain the same and in full force and effect.

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IN WITNESS WHEREOF, Susser Holdings Corporation, by a duly authorized officer, has executed this Amendment to the Susser Holdings Corporation 2006 Equity Incentive Plan, effective as of May 26, 2010.

SUSSER HOLDINGS CORPORATION

By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer